John Hancock Trust
                   (formerly, Manufacturers Investment Trust)
                                 Rule 12b-1 Plan
                                 Series I Shares
                           (Formerly, Class A Shares)

     John Hancock Trust (the "Trust"), a Massachusetts business trust, hereby adopts the following plan (the "Plan") for Series I Shares of the Trust (the "Shares") pursuant to Rule 12b-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "Act"), on behalf of each of the portfolios of the Trust listed in Appendix A (the "Portfolios").

1.   Amount and Payment of Plan Fees

     Each Portfolio shall accrue daily a fee under the Plan at an annual rate of up to 0.15%* of its net assets in respect of the Shares (the "Plan Fee") and shall pay the Plan Fee daily to the Trust's distributor, John Hancock Distributors, LLC or its successor (the "Distributor").

     *0.60% in the case of the American Bond Trust, American Growth Trust, American Blue Chip Income and Growth Trust, American Growth-Income Trust and American International Trust, American Asset Allocation Trust, American Global Growth Trust, American Global Small Capitalization Trust, American High-Income Bond Trust, American New World Trust, American Fundamental Holdings Trust and American Global Diversification Trust.

2.   Use of Plan Fees

     To the extent consistent with applicable laws, regulations and rules, the Distributor may use Plan Fees:

     (i)  for any expenses relating to the distribution of the Shares,
     (ii) for any expenses relating to shareholder or administrative services for holders of the Shares or owners of contracts funded in insurance company separate accounts that invest in the Shares, and
     (iii)for the payment of "service fees" that come within Rule 2830(d)(5) of the Rules of Fair Practice of the National Association of Securities Dealers, Inc.

     Without limiting the foregoing, the Distributor may pay all or part of the Plan Fees from a Portfolio to one or more affiliated and unaffiliated insurance companies that have issued variable insurance contracts for which the Portfolio serves as an investment vehicle as compensation for providing some or all of the types of services described in the preceding sentence; this provision, however, does not obligate the Distributor to make any payments of Plan Fees and does not limit the use that the Distributor may make of the Plan Fees it receives. This Plan does not require the Distributor to perform, or to cause any other person to perform, any specific type or level of distribution or other activities or to incur, or to cause any other person to incur, any specific type or level of expenses for distribution or other activities.

3.   Other Payments Authorized

     This Plan authorizes any payments in addition to Plan Fees made by a Portfolio to the Distributor or any of its affiliates, including the payment of any management or advisory fees, which may be deemed to be an indirect financing of distribution costs.

4.   Reporting

     The Distributor shall provide to the Trust's Board of Trustees, and the Trustees shall review, at least quarterly, written reports setting forth all Plan expenditures, and the purposes for those expenditures.

5.   Related Agreements

     Each agreement related to the Plan shall contain the provisions required by the Rule.

6.   Amendment; Continuation; Termination

     The Plan may not be amended to increase materially the amount to be spent by a Portfolio without such shareholder approval as is required by the Rule. All material amendments of the Plan must be approved in the manner described in the Rule. The Plan shall continue in effect (i) with respect to a Portfolio only so long as the Plan is specifically approved for that Portfolio at least annually as provided in the Rule and (ii) only while the Trust remains eligible to rely on the Rule. The Plan may be terminated with respect to any Portfolio at any time as provided in the Rule.

7.   Limitation of Liability

     The Agreement and Declaration of Trust of the Trust, dated September 29, 1988, a copy of which together with all amendments thereto is on file in the office of the Secretary of The Commonwealth of Massachusetts, provides that the obligations of this instrument are not binding upon any of the Trustees of the Trust or the shareholders of the Trust individually, but are binding only upon the assets belonging to Series I shares of the Trust, or the particular Portfolio of the Trust in question, as the case may be.



     Approved by the Trustees of the Trust on September 21, 2001, as amended April 4, 2002, June 26, 2003, April 1, 2004, December 13, 2004, June 23, 2005,
September  23,  2005,  December 13,  2005,  March 30,  2006,  March 23, 2007 and
September 28, 2007.

                                   Appendix A

     [all portfolios of the Trust except Money Market Trust B, 500 Index Trust B, International Equity Index Trust B and Bond Index Trust B]

                               John Hancock Trust
                   (formerly, Manufacturers Investment Trust)
                                 Rule 12b-1 Plan
                                Series II Shares
                           (Formerly, Class B Shares)

     John Hancock Trust (the "Trust"), a Massachusetts business trust, hereby adopts the following plan (the "Plan") for Series II Shares of the Trust (the "Shares") pursuant to Rule 12b-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "Act"), on behalf of each of the portfolios of the Trust listed in Appendix A (the "Portfolios").

1.   Amount and Payment of Plan Fees

     Each Portfolio shall accrue daily a fee under the Plan at an annual rate of up to 0.35%* of its net assets in respect of the Shares (the "Plan Fee") and shall pay the Plan Fee daily to the Trust's distributor, John Hancock Distributors, LLC or its successor (the "Distributor").

     *0.75% in the case of the American Bond Trust, American Growth Trust, American International Trust, American Blue Chip Income and Growth Trust, and American Growth-Income Trust, American Asset Allocation Trust, American Global Growth Trust, American Global Small Capitalization Trust, American High-Income Bond Trust, American New World Trust, American Fundamental Holdings Trust and American Global Diversification Trust.

2.   Use of Plan Fees

     To the extent consistent with applicable laws, regulations and rules, the Distributor may use Plan Fees:

     (i)  for any expenses relating to the distribution of the Shares,
     (ii) for any expenses relating to shareholder or administrative services for holders of the Shares or owners of contracts funded in insurance company separate accounts that invest in the Shares, and
     (iii)for the payment of "service fees" that come within Rule 2830(d)(5) of the Rules of Fair Practice of the National Association of Securities Dealers, Inc.

     Without limiting the foregoing, the Distributor may pay all or part of the Plan Fees from a Portfolio to one or more affiliated and unaffiliated insurance companies that have issued variable insurance contracts for which the Portfolio serves as an investment vehicle as compensation for providing some or all of the types of services described in the preceding sentence; this provision, however, does not obligate the Distributor to make any payments of Plan Fees and does not limit the use that the Distributor may make of the Plan Fees it receives. This Plan does not require the Distributor to perform, or to cause any other person to perform, any specific type or level of distribution or other activities or to incur, or to cause any other person to incur, any specific type or level of expenses for distribution or other activities.

3.   Other Payments Authorized

     This Plan authorizes any payments in addition to Plan Fees made by a Portfolio to the Distributor or any of its affiliates, including the payment of any management or advisory fees, which may be deemed to be an indirect financing of distribution costs.

4.   Reporting

     The Distributor shall provide to the Trust's Board of Trustees, and the Trustees shall review, at least quarterly, written reports setting forth all Plan expenditures, and the purposes for those expenditures.

5.   Related Agreements

     Each agreement related to the Plan shall contain the provisions required by the Rule.

6.   Amendment; Continuation; Termination

     The Plan may not be amended to increase materially the amount to be spent by a Portfolio without such shareholder approval as is required by the Rule. All material amendments of the Plan must be approved in the manner described in the Rule. The Plan shall continue in effect (i) with respect to a Portfolio only so long as the Plan is specifically approved for that Portfolio at least annually as provided in the Rule and (ii) only while the Trust remains eligible to rely on the Rule. The Plan may be terminated with respect to any Portfolio at any time as provided in the Rule.

7.   Limitation of Liability

     The Agreement and Declaration of Trust of the Trust, dated September 29, 1988, a copy of which together with all amendments thereto is on file in the office of the Secretary of The Commonwealth of Massachusetts, provides that the obligations of this instrument are not binding upon any of the Trustees of the Trust or the shareholders of the Trust individually, but are binding only upon the assets belonging to Series ii shares of the Trust, or the particular Portfolio of the Trust in question, as the case may be.



     Approved by the Trustees of the Trust on September 21, 2001, as amended April 4, 2002, April 2, 2003, April 1, 2004, December 13, 2004, June 23, 2005,
September  23,  2005,  December 13,  2005,  March 30,  2006,  March 23, 2007 and
September 28, 2007.

                                   Appendix A

     [all portfolios of the Trust except Money Market Trust B, 500 Index Trust B, International Equity Index Trust B and Bond Index Trust B]

                               John Hancock Trust
                                 Rule 12b-1 Plan
                                Series III Shares

     John Hancock Trust (the "Trust"), a Massachusetts business trust, hereby adopts the following plan (the "Plan") for Series III Shares of the Trust (the "Shares") pursuant to Rule 12b-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "Act"), on behalf of each of the portfolios of the Trust listed in Appendix A (the "Portfolios").

1.   Amount and Payment of Plan Fees

     Each Portfolio shall accrue daily a fee under the Plan at an annual rate of up to 0.25% of its net assets in respect of the Shares (the "Plan Fee") and shall pay the Plan Fee daily to the Trust's distributor, John Hancock Distributors, LLC or its successor (the "Distributor").


2.   Use of Plan Fees

     To the extent consistent with applicable laws, regulations and rules, the Distributor may use Plan Fees:

     (i)  for any expenses relating to the distribution of the Shares,
     (ii) for any expenses relating to shareholder or administrative services for holders of the Shares or owners of contracts funded in insurance company separate accounts that invest in the Shares, and
     (iii)for the payment of "service fees" as defined in Rule 2830(b)(9) of the Conduct Rules of the National Association of Securities Dealers, Inc.

     Without limiting the foregoing, the Distributor may pay all or part of the Plan Fees from a Portfolio to one or more affiliated and unaffiliated insurance companies that have issued variable insurance contracts for which the Portfolio serves as an investment vehicle as compensation for providing some or all of the types of services described in the preceding sentence; this provision, however, does not obligate the Distributor to make any payments of Plan Fees and does not limit the use that the Distributor may make of the Plan Fees it receives. This Plan does not require the Distributor to perform, or to cause any other person to perform, any specific type or level of distribution or other activities or to incur, or to cause any other person to incur, any specific type or level of expenses for distribution or other activities.

3.   Other Payments Authorized

     This Plan authorizes any payments in addition to Plan Fees made by a Portfolio to the Distributor or any of its affiliates, including the payment of any management or advisory fees, which may be deemed to be an indirect financing of distribution costs.

4.   Reporting

     The Distributor shall provide to the Trust's Board of Trustees, and the Trustees shall review, at least quarterly, written reports setting forth all Plan expenditures, and the purposes for those expenditures.

5.   Related Agreements

     Each agreement related to the Plan shall contain the provisions required by the Rule.

6.   Amendment; Continuation; Termination

     The Plan may not be amended to increase materially the amount to be spent by a Portfolio without such shareholder approval as is required by the Rule. All material amendments of the Plan must be approved in the manner described in the Rule. The Plan shall continue in effect (i) with respect to a Portfolio only so long as the Plan is specifically approved for that Portfolio at least annually as provided in the Rule and (ii) only while the Trust remains eligible to rely on the Rule. The Plan may be terminated with respect to any Portfolio at any time as provided in the Rule.

7.   Limitation of Liability

     The Agreement and Declaration of Trust of the Trust, dated September 29, 1988, a copy of which together with all amendments thereto is on file in the office of the Secretary of The Commonwealth of Massachusetts, provides that the obligations of this instrument are not binding upon any of the Trustees of the Trust or the shareholders of the Trust individually, but are binding only upon the assets belonging to Series III shares of the Trust, or the particular Portfolio of the Trust in question, as the case may be.

     Approved by the Trustees of the Trust on March 23, 2007 and amended on September 28, 2007.

                                   Appendix A

         American Asset Allocation Trust
         American Global Growth Trust
         American Global Small Capitalization Trust
         American High-Income Bond Trust
         American New World Trust

         American Blue Chip Income and Growth Trust
         American Bond Trust
         American Growth Trust
         American Growth-Income Trust
         American International Trust

         American Fundamental Holdings Trust
         American Global Diversification Trust